UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed By a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Filed by NightHawk Radiology Holdings, Inc. Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: NightHawk Radiology Holdings, Inc.

Commission File No.: 000-51786

The following e-mail was sent to all NightHawk Radiology employees on November 9, 2010:

NightHawk Employees and Radiologists,

I am excited to share that the planned combination of vRad and NightHawk has taken an important step forward. As part of any merger like this, government regulators review the combination (under the Hart-Scott-Rodino Act) to ensure ongoing competitiveness in the marketplace once the merger is complete. Earlier, we made a pre-merger filing with both the Federal Trade Commission and the Department of Justice in this regard. Yesterday, the waiting period following these filings was terminated, allowing us to move ahead.

I have attached the Press Release sent out earlier this morning.

With this important step behind us, we can now fully mobilize our integration planning efforts, which have been limited to date as we awaited this important regulatory update. Now that this regulatory question is removed, we will move expeditiously in our integration planning efforts. Ultimately, the integration of our two organizations will bring the expertise and resources of vRad and NightHawk together to provide our clients with enhanced quality and service. We will share more information with you regarding the efforts of our integration planning as decisions are made.

A couple of things to keep in mind:

•

The merger still requires NightHawk shareholder approval. In the coming weeks, a final definitive proxy statement will be filed with the SEC and mailed to the NightHawk shareholders. The shareholder meeting must be scheduled a minimum of 20 business days from the date of the mailing. Thus, our current estimates suggest that the shareholder meeting might take place in either late December or early January.

•

As we have stressed, prior to the closing of the merger, we are only allowed to discuss integration planning. We are not allowed to take any integration steps. Thus, upon the closing of the transaction, the vRad team will continue to serve existing vRad customers as they always have, and the NightHawk team will continue to serve existing NightHawk customers as we always have. Integration of the combined organizations will be evolutionary and may take up to 12 months.

Looking ahead, our excitement continues to grow regarding our ability to, together, fundamentally improve the delivery of radiologic care across the United States by expanding access, improving quality, and reducing costs. Thank you for your continuing efforts, and I look forward to working together with all of you to make this combination a great success for our clients and for you.

Sincerely,

Dave

Additional Information and Where to Find It

In connection with proposed transaction, NightHawk has filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement and will file and mail a definitive proxy statement and may file other relevant documents regarding the proposed transaction to NightHawk’s stockholders. NIGHTHAWK’S STOCKHOLDERS ARE URGED TO READ NIGHTHAWK’S PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, DEFINITIVE PROXY STATEMENT IN CONNECTION WITH NIGHTHAWK’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NIGHTHAWK AND THE PROPOSED TRANSACTION. NightHawk’s stockholders may obtain a free copy of these documents, as well as other filings containing information about NightHawk, at the SEC’s website www.sec.gov. NightHawk’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and any other relevant documents (when available) by directing a request to: 4900 N. Scottsdale Road, 6th Floor, Scottsdale, Arizona 85251, Attention: Investor Relations, or by telephone at (866) 400-4295 or through NightHawk’s website at www.nighthawkrad.net.

NightHawk and its directors and executive officers may be deemed to be participants in the solicitation of proxies from NightHawk’s stockholders in respect of the proposed transaction. Information about the directors and executive officers of NightHawk and their respective interests in NightHawk by security holdings or otherwise is set forth in its preliminary proxy statement filed in connection with the proposed transaction, which was filed with the SEC on October 7, 2010. Investors may obtain additional information regarding the interests of the participants by reading the proxy statement and other relevant documents regarding the proposed transaction when they become available.

Forward-Looking Statements

This communication contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the estimated timing of the completion of the merger and are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Such risks also include failure to satisfy the conditions of the proposed transaction, including failure to obtain the required approvals of NightHawk’s stockholders; the costs and expenses associated with the proposed transaction; contractual restrictions on the conduct of NightHawk’s business included in the merger agreement; the potential loss of key personnel, disruption of NightHawk’s business or any impact on NightHawk’s relationships with third parties as a result of the proposed transaction; any delay in consummating the proposed merger or the failure to consummate the transaction; and the outcome of, or expenses associated with, any litigation which may arise in connection with the proposed transaction. Other factors that could cause NightHawk’s operating and financial results to differ are described in the company’s periodic reports filed with the SEC. Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by law.

About Virtual Radiologic

Virtual Radiologic Corporation (vRad) is a privately owned national radiology practice working in partnership with local radiologists and hospitals to optimize radiology’s pivotal role in patient care. vRad’s more than 140 radiologists serve 1,200+ facilities, reading 3 million studies annually. Delivering access to extensive subspecialty coverage, vRad contributes to improved quality of patient care. And with its next-

generation technology, vRad enhances productivity, helping to lower the overall cost of care while expediting time to diagnosis and treatment. For more information, visit www.vrad.com.

About NightHawk

NightHawk Radiology (NASDAQ:NHWK) is leading the transformation of the practice of radiology by providing high-quality, cost-effective solutions in the U.S. NightHawk provides the most complete suite of solutions, designed to increase efficiencies and improve the quality of patient care and the lives of radiologists. NightHawk’s team of U.S. board-certified, state-licensed and hospital-privileged physicians are located in the United States, Australia and Switzerland. They provide services 24 hours a day, 7 days a week, to nearly 1,500 sites. For more information, visit www.nighthawkrad.net.